                        SECURITIES REPURCHASE AGREEMENT

     MEDCARE TECHNOLOGIES, INC. ("Buyer"), and the undersigned stockholder ("Seller"), hereby enter into and agree as provided in this Securities Repurchase Agreement dated as of November 29, 2000 (the "Agreement"):

1.   Subject Matter of Agreement.
     ---------------------------

     (a) Seller is the owner of certain shares of Series B Convertible Preferred Stock of Buyer (the "Shares") listed on the signature page hereto, acquired pursuant to a Securities Purchase Agreement dated May 18, 1999 (the "Securities Agreement").

     (b) Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, as provided in this Agreement.

2.   Sale and Purchase.  Upon and subject to the terms and conditions hereof,
     -----------------
     Seller hereby agrees to sell, transfers and assign to Buyer, and Buyer agrees to purchase, all of Seller's right, title and interest in and to the Shares. To further evidence such assignment, at the Closing, Seller will deliver to Buyer the certificates evidencing the Shares properly endorsed to Buyer (the "Certificates"), to the extent Buyer is not in possession of the Certificates. Buyer acknowledges that it is in possession of Seller's Certificates.

3.   Purchase Price.  The purchase price for all of the Shares is a per Share
     --------------
     cash payment of $1366.00.

4.   Seller's Representations and Warranties.  Seller represents and warrants to
     ---------------------------------------
     Buyer that:

     (a) The execution, delivery and performance of this Agreement and each of the other documents prescribed by this Agreement to which Seller is a party have been duly authorized by all necessary action on the part of Seller. This Agreement and all such other documents have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

     (b) The execution, delivery and performance by Seller of this Agreement and the other documents prescribed by this Agreement to which Seller is a party do not conflict with, constitute a default under, or result in a violation of, the organizational documents of Seller, or any agreement or instrument to which Seller is bound.
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     (c)  Seller is the sole legal and beneficial owner of the Shares and has not pledged or otherwise granted a lien or security interest in respect of the Shares.

5.   Buyer's Representations and Warranties.  Buyer represents and warrants to
     --------------------------------------
     Seller that:

     (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power to own its assets, to carry on its business and to enter into and perform its obligations under this Agreement.

     (b) The execution, delivery and performance of this Agreement and each of the other documents prescribed by this Agreement to which Buyer is a party have been duly authorized by all necessary actions on the part of Buyer. This Agreement and all such documents have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

     (c) The execution, delivery and performance by Buyer of this Agreement and the other documents prescribed by this Agreement to which Buyer is a party do not conflict with, constitute a default under, or result in a violation of, the organizational documents of Buyer, any agreement or instrument to which Buyer is bound, or any law, ordinance, rule, regulation, judgment, order or decree to which Buyer is subject.



6.   Buyer's Indemnification.  Effective upon the Closing, Buyer agrees to
     -----------------------
     indemnify, hold harmless and defend Seller from and against any liability, loss, damage, cost or expense (including reasonable attorneys' fees) incurred by Seller as a result of or in connection with any breach by Buyer of any representation, warranty, covenant or other agreement under this Agreement.

7.   Releases
     --------

     (a) Effective upon the Closing, Seller, on its own behalf and on behalf of each of its affiliates, hereby releases and forever discharges Buyer and its affiliates and their respective heirs, successors, assigns, agents, representatives, officers, directors, shareholders, employees, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Seller or any of its affiliates now have or may hereafter have (directly, derivatively or otherwise) against any of the persons or entities specified above by reason of any or all acts, omissions, events, things or facts from the beginning of time through and including the Closing including, without limitation, arising with respect to the purchase, ownership or disposition of the Shares or arising under the Securities Purchase Agreement; provided the foregoing release and discharge shall not affect rights and obligations arising under this Agreement, the Warrants (as defined in the Securities Purchase Agreement) or under Sections 6 or 7 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement) or Section 8 of Securities Purchase Agreement as it relates to matters described in clause C of Section 8 of Securities Purchase Agreement.

     (b) Effective upon the Closing, Buyer on its own behalf and on behalf of its affiliates, hereby releases and forever discharges Seller and its affiliates and their respective heirs, successors, assigns, agents, representatives, officers, directors, shareholders, employees, lawyers, insurers, and all persons acting by, through, under or in concert with it, from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which they now have or may hereafter have (directly, derivatively or otherwise) against any of the persons specified above by reason of any or all acts, omissions, events, things or facts from the beginning of time through the Closing, including, without limitation, arising with respect to the purchase, ownership or disposition of the Shares or arising under the Securities Purchase Agreement; provided the foregoing release shall not affect rights and obligations arising under this Agreement, The Warrants or under Sections 6 or 7 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

9.   Closing.
     -------

          The closing hereunder (the "Closing") shall occur on November 29, 2000. At the Closing, Seller shall tender the Certificates to the extent not in the possession of buyer and Buyer shall make payment as provided herein by wire transfer to the accounts set forth on the signature page of this Agreement (or such other account as may be noticed in writing to Buyer not less than 24 hours prior to the Closing).


10.  Miscellaneous.
     -------------

     (a) All representations, warranties, covenants and agreements contained in this Agreement will survive the Closing.

     (b) All notices, demands or other communications under or in connection with this Agreement will be in writing and will be sufficiently given if delivered by courier (including overnight delivery service) or sent by facsimile, addressed as follows:

          (i)  If to Seller, to:

                    at the addresses and/or facsimile numbers set forth on the signature page hereto

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          (ii)  If to Buyer, to:

                    Medcare Technologies, Inc.
                    1515 W. 22/nd/ Street, Suite 1210
                    Oak Brook, IL 60523
                    Attn: Ray Krauss
                    Telecopy: (630) 472-5360



          or to such other address with respect to any party as such party may from time to time indicate in a written notice (as provided above) to the other party. Any such notice, demand or communication shall be deemed to have been if personally delivered or sent by facsimile, on the date received.

     (c) This Agreement and the documents identified in this section constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties with respect to such subject matter.

     (d) Except as otherwise provided in this Agreement, the terms and provisions of this Agreement will inure to the benefit of and be binding upon the parties and their respective successors or assigns.

     (e) No party will be entitled to assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

     (f) This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without regard to its principles of conflicts of laws.

     (g) No term or provision of this Agreement may be modified, amended or waived except by an instrument in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

     (h) The captions in this Agreement are for convenience of reference only and will not define or limit any of the terms or provisions in this Agreement.

     (i) This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which will constitute an original, and all of which together will constitute one and the same instrument. The Agreement may also be executed and transmitted by facsimile, with facsimile signatures being deemed original signatures.

     (j) All references in this Agreement to Sections are to Sections contained in this Agreement unless a different document is expressly specified.


     (l) Seller and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Buyer shall be entitled, without the prior approval of Seller, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Seller shall be consulted by Buyer in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     (m) To the extent that Buyer makes a payment or payments to Seller hereunder or Seller enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Buyer, a trustee, receiver or an other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


     Signature page for Securities Repurchase Agreement

EXECUTED as of the date first written above.



                                           _____________________________________

                                           Name of Seller

                                           By:

                                           _____________________________________

                                           Printed:

                                           _____________________________________

                                           Title:

                                           _____________________________________

                                        Number of Shares: ________________


                                        Address and facsimile for notice:

                                        ________________________
                                        ________________________
                                        ________________________
                                        (      )  -    (fax)

                                        Address and facsimile for counsel:

                                        ________________________
                                        ________________________
                                        ________________________
                                        (      )  -    (fax)


                                        MEDCARE TECHNOLOGIES, INC., as Buyer


                                        By: _________________________________
                                              a duly authorized signatory